UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 21, 2017

FXCM Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

55 Water Street, FL 50, New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 21, 2017, Mr. Dror Niv resigned from his positions (1) as a member and Chairman of the Company’s Board of Directors (the “Board”) of FXCM Inc. (the “Company”), effective immediately, and (2) as the Company’s Chief Executive Officer, to be effective upon the appointment of his successor.

Also on February 21, 2017, Mr. William Ahdout resigned from his position as a member of the Company’s Board, effective immediately.

Neither of Mr. Niv nor Mr. Ahdout resigned because of any disagreement with the Company.

Item 8.01	Other Events

On February 21, 2017, the Company announced its intention to change its name from FXCM Inc. to Global Brokerage Inc. The name change is expected to be effective on February 27, 2017. The Company’s Class A Common Stock will continue to trade on the NASDAQ Stock Market under the symbol “GLBR”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.

By:	/s/ David S. Sassoon
	Name:	David S. Sassoon
	Title:	General Counsel

Date: February 21, 2017